Exhibit 99.1
News Release
For Immediate Release
For additional information from Infinity, Inc., please contact:
James W. Dean, Vice President, Strategic & Corporate Development
(720) 932-7800
www.infinity-res.com
Infinity Reports Record Quarterly Revenues, Gross Profit and EBITDA
Quarterly and Six Month Records for Revenues, Gross Profit and EBITDA
Record Quarterly and First Half Oilfield Service Revenues
Borrowing Base Increases to Over $52 Million
DENVER, CO — (PR Newswire) — August 11, 2005 — Infinity, Inc. (NASDAQ: IFNY) today announced its results for the three and six months ended June 30, 2005. Financial tables follow this commentary.
Second Quarter Results
Infinity reported record quarterly revenue of $7.7 million in 2005, a 52% increase over the $5.0 million in the prior year period. Gross profit for the second quarter of 2005 was a quarterly record of $3.9 million, a 59% increase over the $2.5 million in the prior year period.
EBITDA (earnings before interest, income taxes, depreciation, depletion, amortization and accretion expenses, gains and losses on the sale of other assets, expense related to the early extinguishment of debt and impairment of note receivable) for the second quarter of 2005 was a quarterly record $2.6 million, a 164% increase over the EBITDA of $1.0 million in the prior year period. A reconciliation of net loss to EBITDA, a non-GAAP (generally accepted accounting principles) financial measure, is provided in the financial tables following this commentary.
The net loss for the second quarter of 2005 was $0.7 million (or $0.05 per diluted share) and included non-cash early extinguishment of debt costs of $0.4 million and non-cash impairment of note receivable of $0.4 million. The net loss for the second quarter of 2004 was $1.1 million (or $0.12 per share).
First Half Results
Infinity reported six month revenue of $13.2 million in the first half of 2005, a 53% increase over the $8.6 million in the prior year period. Gross profit for the first half of 2005 was $6.8 million, a 68% increase over the $4.1 million in the prior year period.
EBITDA for the first half of 2005 was a record $4.3 million, a 210% increase over the EBITDA of $1.4 million in the prior year period. A reconciliation of net loss to

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For Immediate Release
EBITDA, a non-GAAP financial measure, is provided in the financial tables following this commentary.
The net loss for the first half of 2005 was $10.3 million (or $0.83 per diluted share) and included non-cash costs related to the beneficial conversion feature of the senior secured notes issued in January 2005 of $8.1 million, non-cash early extinguishment of debt costs of $1.1 million and non-cash impairment of note receivable of $0.4 million. For the prior year period, the net loss was $2.9 million (or $0.31 per share), which included non-cash early extinguishment of debt costs of $0.2 million.
Balance Sheet Data
At June 30, 2005, Infinity had cash and equivalents of $4.6 million, a net working capital surplus of $2.4 million, long-term indebtedness of $26.2 million and stockholders’ equity of $51.5 million, as compared to cash and equivalents of $3.1 million, a net working capital surplus of $0.3 million, long-term indebtedness of $25.3 million and stockholders’ equity of $28.8 million at December 31, 2004.
Approximately $5.5 million of the Company’s debt converted into common stock during the second quarter of 2005, resulting in the issuance of approximately 0.7 million shares of common stock. During the first half of 2005, approximately $14.0 million of debt converted into common stock, resulting in the issuance of approximately 2.0 million shares of common stock.
Statements of Cash Flows, Liquidity and Capital Resources Data
Net cash provided by operating activities increased by 138% from $0.9 million in the first half of 2004 to $2.1 million in the first half of 2005. Net cash used in investing activities increased by 363% from $5.0 million in the first half of 2004 to $23.2 million in the first half of 2005, including an $18.4 million, or 634%, increase in exploration and production capital expenditures from $2.9 million in the first half of 2004 to $21.3 million in the first half of 2005. Net cash provided by financing activities increased by 467% from $4.0 million in the first half of 2004 to $22.6 million in the first half of 2005.
Approximately $23 million of the Company’s estimated $47 million capital budget for 2005 was spent in the first half of 2005. The Company expects to finance the remaining balance of approximately $24 million of estimated capital expenditures for the second half of 2005 through: (i) $2.4 million of working capital on hand at June 30, 2005; (ii) at least $7 million of cash flow from operations; (iii) the planned borrowings under the Company’s senior secured notes facility of up to $15 million commencing in August 2005 and (iv) at least $0.5 million from proceeds from the exercise of options and warrants.

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For Immediate Release
Senior Secured Note Facility Borrowing Base
As discussed in our Form 10-Q, as of June 30, 2005, the borrowing base or maximum notes balance under our Senior Secured Notes Facility was $52.3 million. Under certain circumstances at quarterly intervals and over a three year period, commencing in the third quarter of 2005, Infinity has the option to sell additional notes, along with warrants, in amounts up to $15 million in any rolling twelve-month period up to a maximum of $45 million. The ability to issue additional notes or the requirement to repay notes prior to maturity will depend upon a borrowing base or maximum notes balance calculated quarterly based generally upon a combination of financial performance of the oilfield services business segment and the latest after-tax SEC PV-10% value of proved reserves (calculated at year-end and at mid-year). Since the borrowing base or maximum notes balance exceeded the outstanding notes balance ($30 million) at June 30, 2005 by $22.3 million, Infinity has the option to sell up to $15 million of additional notes during the third or fourth quarter of 2005.
Webcast / Conference Call Reminder
In addition to a webcast later this afternoon of its 6:00 p.m. Eastern time presentation at EnerCom’s 10th Oil & Gas Conference (please visit the conference website at www.theoilandgasconference.com), the Company will host a conference call tomorrow morning, Friday, August 12, 2005, at 11:00 a.m. Eastern time to discuss the reported financial results and operational update in greater detail. The dial-in number for the call is 877-407-8031 (international participants should dial 201-689-8031). Parties interested in participating in the conference call should dial in approximately ten minutes prior to the start time. The call will also be broadcast live on the Internet at http://www.vcall.com/CEPage.asp?ID=93813.
A replay of the conference call will be available approximately two hours after the completion of the call until August 26, 2005, by dialing 877-660-6853 (international callers should dial 201-612-7415) and entering the conference call ID: 286 and access code ID: 164614. The call will also be archived for until September 12, 2005 at http://www.vcall.com/CEPage.asp?ID=93813.
About Infinity, Inc.
Infinity, Inc., through its wholly-owned subsidiaries Infinity Oil and Gas of Texas, Inc. and Infinity Oil & Gas of Wyoming, Inc., is an independent energy company engaged in the exploration, development and production of natural gas and oil and the operation and acquisition of natural gas and oil properties. The operations of Infinity Oil and Gas of Texas are focused on its drilling program in the Fort Worth Basin of Texas. The operations of Infinity Oil & Gas of Wyoming are focused on its Wamsutter Arch Pipeline Field and its Labarge Field located in the Greater Green River Basin in southwest Wyoming and its Sand Wash Basin Field and Piceance

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For Immediate Release
Basin Prospect principally in northwest Colorado. Infinity, Inc. provides oilfield services through its wholly-owned subsidiary, Consolidated Oil Well Services, Inc., with operations principally focused in the Mid-Continent region and the Powder River Basin in northeast Wyoming. The Company’s common stock is listed on the NASDAQ National Market under the symbol “IFNY.”
Forward-looking Statements
This press release includes statements that may constitute “forward-looking” statements, usually containing the words “believe,” “estimate,” “project,” “expect,” “plan,” “should” or similar expressions. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Forward-looking statements in this press release include statements regarding capital expenditures, sources of external financing, expected cash flows and the expected ability of the Company to issue additional senior secured notes during the second half of 2005. Factors that could cause or contribute to such differences include, but are not limited to, operating risks and problems, the results of drilling, decreases in the prices of oil and gas, a reduction in demand for and/or competition in oilfield services, increases in interest rates, an inability to issue additional senior secured notes, the lack of funds for exploration and development drilling, liquidity and capital requirements, and other risks described under “Risk Factors” in the Company’s Annual Report on Form 10-K and in the Company’s periodic reports filed with the Securities and Exchange Commission.
You can find the Company’s filings with the Securities and Exchange Commission at www.infinity-res.com or at www.sec.gov. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

News Release
For Immediate Release
INFINITY, INC. AND SUBSIDIARIES
Unaudited Consolidated Balance Sheets

ASSETS
	June 30, 2005	December 31, 2004
	(in thousands, except share and per share data)
Current assets
Cash and cash equivalents	$4,573	$3,052
Accounts receivable, less allowance for doubtful accounts of $85 (2005 and 2004)	4,675	3,494
Note receivable	1,200	1,581
Inventories	490	286
Prepaid expenses and other	468	654

Total current assets	11,406	9,067

Property and equipment, at cost, net of accumulated depreciation	10,051	8,764

Oil and gas properties, using full cost accounting net of accumulated depreciation, depletion and amortization
Proved	45,921	28,792
Unproved	18,327	15,595
Intangible assets, at cost, less accumulated amortization	2,194	1,497
Other assets, net	334	333

Total assets	$88,233	$64,048

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities
Note payable and current portion of long-term debt	$118	$284
Accounts payable	2,485	4,001
Accrued liabilities	5,395	4,274
Accrued interest	775	223
Current portion of asset retirement obligations	208	—

Total current liabilities	8,981	8,782
Long-term liabilities
Production taxes payable	224	469
Asset retirement obligations, less current portion	1,312	635
Long-term debt, less current portion	26,234	11,330
Subordinated convertible notes payable	—	14,010

Total liabilities	36,751	35,226

Commitments and contingencies

Stockholders’ equity
Common stock, par value $.0001, authorized 300,000,000 shares, issued and outstanding 13,330,539 (2005) and 10,628,196 (2004) shares	1	1
Additional paid-in-capital	76,352	43,363
Accumulated deficit	(24,871)	(14,542)

Total stockholders’ equity	51,482	28,822

Total liabilities and stockholders’ equity	$88,233	$64,048

News Release
For Immediate Release
INFINITY, INC. AND SUBSIDIARIES
Unaudited Consolidated Statements of Operations

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2005	2004	2005	2004
		(in thousands, except per share data)
Revenue
Oilfield services	$5,447	$3,344	$9,517	$5,539
Oil and gas	2,204	1,701	3,649	3,073

Total revenue	7,651	5,045	13,166	8,612

Cost of revenue
Oilfield services	2,516	1,857	4,520	3,278
Oil and gas production expenses	1,010	523	1,449	926
Oil and gas production taxes	201	195	370	351

Total cost of revenue	3,727	2,575	6,339	4,555

Gross profit	3,924	2,470	6,827	4,057

General and administrative expenses	1,356	1,516	2,636	2,737
Depreciation, depletion, amortization and accretion	1,797	1,315	3,384	2,362

Operating income (loss)	771	(361)	807	(1,042)

Other income (expense)
Amortization of loan discount and costs	(215)	(431)	(8,572)	(1,070)
Early extinguishment of debt	(372)	—	(1,276)	(204)
Interest expense	(418)	(310)	(935)	(589)
Impairment of note receivable	(396)	—	(396)	—
Loss on sales of other assets	(91)	(39)	(91)	(39)
Other	56	39	134	77

Total other expense	(1,436)	(741)	(11,136)	(1,825)

Net loss before income taxes	(665)	(1,102)	(10,329)	(2,867)

Income tax benefit	—	—	—	—

Net loss	$(665)	$(1,102)	$(10,329)	$(2,867)

Basic and diluted net loss per share	$(0.05)	$(0.12)	$(0.83)	$(0.31)

Weighted average basic and diluted shares outstanding	13,160	9,396	12,385	9,296

News Release
For Immediate Release
INFINITY, INC. AND SUBSIDIARIES
Unaudited Consolidated Statements of Cash Flows

	For the Six Months Ended
	June 30,
	2005	2004
Cash flows from operating activities
Net loss	$(10,329)	$(2,867)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation, depletion, amortization and accretion	3,384	2,362
Amortization of loan discount and costs	8,572	1,070
Expense related to early extinguishment of debt	1,052	204
Impairment of note receivable	396	—
Loss on sales of other assets	91	39
Change in operating assets and liabilities:
Increase in accounts receivable	(1,201)	(859)
Increase in inventories	(204)	(15)
(Increase) decrease in prepaid expenses and other	186	(67)
Decrease in accounts payable	(1,472)	(51)
Increase in accrued liabilities and accrued interest	1,592	1,053

Net cash provided by operating activities	2,067	869

Cash flows from investing activities
Capital expenditures — exploration and production	(21,342)	(2,908)
Capital expenditures — oilfield services	(1,959)	(235)
Acquisitions — exploration and production	—	(516)
Acquisitions — oilfield services, net of cash acquired	—	(1,189)
Proceeds from sale of fixed assets — exploration and production	133	147
Proceeds from sale of fixed assets — oilfield services	12	13
Increase in other assets	—	(323)
Receipts on note receivable	4	8

Net cash used in investing activities	(23,152)	(5,003)

Cash flows from financing activities
Proceeds from notes payable	—	295
Proceeds from borrowings on long-term debt	30,000	2,864
Proceeds from issuance of common stock	4,179	4,060
Debt and equity issuance costs	(2,124)	(30)
Repayment of notes payable	(160)	(194)
Repayment of long-term debt	(9,289)	(3,005)

Net cash provided by financing activities	22,606	3,990

Net increase (decrease) in cash and cash equivalents	1,521	(144)

Cash and cash equivalents, beginning of period	3,052	727

Cash and cash equivalents, end of period	$4,573	$583

News Release
For Immediate Release
INFINITY, INC. AND SUBSIDIARIES
Non-GAAP Disclosures: Reconciliation of Net Loss to EBITDA (1)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2005	2004	2005	2004
		(in thousands)
Net loss	$(665)	$(1,102)	$(10,329)	$(2,867)
Adjustments:
Depreciation, depletion, amortization and accretion	2,012	1,746	11,956	3,432
Expense related to the early extinguishment of debt	372	—	1,276	204
Interest expense	418	310	935	589
Impairment of note receivable	396	—	396	—
Loss on sale of other assets	91	39	91	39
Income tax benefit	—	—	—	—

EBITDA	$2,624	$993	$4,325	$1,397

(1) In this press release, the term “EBITDA” is used. EBITDA is equivalent to earnings before interest, income taxes, depreciation, depletion amortization and accretion expenses, gains and losses on the sale of other assets, expense related to the early extinguishment of debt and impairment of note receivable. Infinity’s management believes EBITDA is an important financial measurement tool that provides information about the Company’s ability to service or incur indebtedness, and pay for its capital expenditures. This information differs from measures of performance determined in accordance with generally accepted accounting principles (GAAP) and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. This measure is not necessarily indicative of operating profit or cash flow from operations as determined under GAAP and may not be equivalent to similarly titled measures of other companies.
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